Exhibit 99.1
BeautyHealth Reports Second Quarter 2025 Financial Results
Raises guidance on strong execution and disciplined cost management
Advances science-backed innovation with successful launch of the HydraFillic with Pep9™ Booster

Long Beach, Calif., August 7, 2025 – The Beauty Health Company (NASDAQ: SKIN) (“BeautyHealth” or the "Company"), home to flagship brand Hydrafacial, today announced financial results for the second quarter ended June 30, 2025 (“Q2 2025”).

“Momentum continued to build in the second quarter, as BeautyHealth delivered another strong performance aligned with our strategic transformation goals,” said BeautyHealth CEO Marla Beck. “We exceeded revenue and Adjusted EBITDA expectations and raised the full year outlook, driven by demand for consumables sales and meaningful gross margin improvement. With over 35,000 active devices now in the field and consumables driving more than 70% of revenue, we’re seeing the power of our recurring revenue model. In addition, our innovation engine is delivering, as shown by the successful launch of the HydraFillic with Pep9™ Booster and continued standout performance of the Hydralock HA Booster. With a strong foundation in place following our debt restructuring, we’re encouraged by our momentum and confident in our ability to drive long-term value for our stakeholders.”

Key Operational and Business Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2025	2024	2025	2024
Delivery Systems net sales	$22.4	$35.2	$42.6	$71.0
Consumables net sales	55.8	55.4	105.2	101.0
Total net sales	$78.2	$90.6	$147.8	$172.0
Gross profit	$49.1	$40.9	$97.7	$89.3
Gross margin	62.8%	45.2%	66.1%	51.9%
Adjusted gross profit(2)	$51.5	$44.8	$101.6	$96.4
Adjusted gross margin(2)	65.9%	49.4%	68.7%	56.1%
Net income (loss)	$19.7	$0.2	$9.6	$(0.5)
Adjusted EBITDA(2)	$13.9	$(5.2)	$21.2	$(4.8)
Adjusted EBITDA margin(2)	17.8%	(5.7)%	14.3%	(2.8)%

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited	2025	2024	2025	2024
Total delivery systems sold	957	1,285	1,819	2,702
Active install base(3)	35,193	33,504	35,193	33,504
__________________________
(1) Amounts may not sum due to rounding.
(2) See "Non-GAAP Financial Measures" below.
(3) Estimated number of delivery systems owned by providers that have purchased consumables in the trailing twelve-month period.

BeautyHealth completed the second quarter of 2025 with an estimated active install base of 35,193 units, as compared to 33,504 in the prior year, resulting in slight growth in consumable net sales. The decrease in overall revenue resulted from fewer units placed year over year, impacted by a challenging macroeconomic environment. The Company evaluated its global distribution strategy to align its go-to-market strategy with in-market partner capabilities and market opportunity. During the second quarter of 2025, the Company transitioned sales in the China market to a distributor partner, and as a result, the Company has discontinued direct sales to customers in China.

Second Quarter Financial Highlights
•Net sales were $78.2 million for the second quarter of 2025, a decrease of (13.7)%, compared to the prior year period ("Q2 2024"), due to lower delivery systems net sales.
•Gross margin was 62.8% in Q2 2025 compared to 45.2% in Q2 2024. Adjusted gross margin was 65.9% in Q2 2025 compared to 49.4% in Q2 2024. The improvement in gross margin and adjusted gross margin was primarily due to lower inventory related charges and favorable mix shift towards consumable net sales, partially offset by lower average selling price of equipment net sales.
•Net income was $19.7 million in Q2 2025 compared to $0.2 million in Q2 2024. The change compared to the prior year was primarily due to lower operational spend and higher gross margin, partially offset by lower net sales.
•Adjusted EBITDA was $13.9 million in Q2 2025 compared to $(5.2) million in Q2 2024. The improvement in adjusted EBITDA was primarily due to lower operational spend and higher gross margin, partially offset by lower net sales.
•The Company placed 957 delivery systems during Q2 2025 compared to 1,285 during Q2 2024, reflecting a challenging macroeconomic environment.

Balance Sheet and Cash Flow Highlights
•Cash, cash equivalents, and restricted cash were approximately $212.0 million as of June 30, 2025 compared to approximately $370.1 million as of December 31, 2024.
•The Company repurchased approximately $170 million aggregate principal amount of its existing convertible senior notes ("2026 Notes) for approximately $161 million. Additionally, the Company exchanged approximately $263 million of its 2026 Notes for approximately $250 million of new 7.95% convertible senior secured notes due November 15, 2028 ("2028 Notes"). As of June 30, 2025, the Company had $124.5 million principal amount of the 2026 Notes and $250.0 million principal amount of the 2028 Notes outstanding.
•The Company had approximately 7 million private placement warrants and approximately 126.8 million shares of Class A common stock outstanding as of June 30, 2025.

Updated 2025 Financial Guidance

Third Quarter 2025
Net sales	$65 – $70 million
Adjusted EBITDA(1)	$2 – $4 million

Fiscal Year 2025
Net sales	$285 – $300 million
Adjusted EBITDA(1)	$27 – $35 million
__________________________
(1) See "Non-GAAP Financial Measures" below.

Updated 2025 financial guidance reflects the following assumptions:
•Increase in full year guidance reflects strong first half performance
•Assumes no further material deterioration in current general market conditions or other unforeseen circumstances beyond the Company's control, such as foreign currency exchange rates, tariffs, and trade restrictions.
•Excludes any unannounced acquisitions, dispositions or financings.

Regional Operational and Business Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2025	2024	2025	2024
Delivery Systems net sales
Americas	$13.6	$19.6	$26.7	$37.9
Asia-Pacific (“APAC”)	2.5	6.5	4.5	14.0
Europe, the Middle East and Africa (“EMEA”)	6.3	9.1	11.4	19.1
Total Delivery Systems net sales	$22.4	$35.2	$42.6	$71.0

Consumables net sales
Americas	$38.5	$38.1	$71.6	$70.2
APAC	5.2	7.1	11.6	11.6
EMEA	12.2	10.1	22.0	19.3
Total Consumables net sales	$55.8	$55.4	$105.2	$101.0

Net sales
Americas	$52.0	$57.7	$98.3	$108.1
APAC	7.7	13.6	16.1	25.6
EMEA	18.4	19.2	33.4	38.3
Total net sales	$78.2	$90.6	$147.8	$172.0

Delivery Systems sold
Americas	559	704	1,109	1,412
APAC	137	229	235	556
EMEA	261	352	475	734
Total Delivery Systems sold	957	1,285	1,819	2,702
__________________________
(1) Amounts may not sum due to rounding.

Conference Call
BeautyHealth will host a conference call on Thursday, August 7, 2025, at 4:30 p.m. ET to review its second quarter 2025 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at https://investors.beautyhealth.com. A replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), management utilizes certain non-GAAP financial measures such as adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes.

Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing the Company's operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to unusual items.

Adjusted gross profit is gross profit excluding the effects of depreciation expense, amortization expense, and share-based compensation expense. Adjusted gross margin represents adjusted gross profit as a percentage of net sales.

Adjusted EBITDA is calculated as net income (loss) excluding the effects of benefit for income taxes; depreciation expense; amortization expense; share-based compensation expense; interest expense; interest income; other income, net; change in fair value of warrant liabilities; foreign currency (gain) loss, net; litigation related costs; Go-to-Market restructuring; and severance, restructuring and other. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of net sales.

The Company does not provide a reconciliation of its fiscal 2025 adjusted EBITDA guidance to net income (loss), the most directly comparable forward looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash share-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2025 adjusted EBITDA guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

The Beauty Health Company
Condensed Consolidated Statements of Comprehensive Income (Loss) (1)
($ in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$78.2	$90.6	$147.8	$172.0
Cost of sales	29.1	49.7	50.1	82.7
Gross profit	49.1	40.9	97.7	89.3
Operating expenses:
Selling and marketing	23.1	30.5	49.1	64.2
Research and development	1.3	1.2	2.2	4.0
General and administrative	27.5	31.4	61.0	60.3
Total operating expenses	51.8	63.1	112.4	128.4
Loss from operations	(2.7)	(22.1)	(14.7)	(39.1)
Interest expense	4.1	2.5	6.6	5.5
Interest income	(3.2)	(4.2)	(6.2)	(9.6)
Other income, net	(18.1)	(17.3)	(18.2)	(33.4)
Change in fair value of warrant liabilities	0.2	(4.0)	(0.1)	(2.6)
Foreign currency transaction (gain) loss, net	(4.5)	1.1	(6.3)	2.4
Income (loss) before provision for income taxes	18.7	(0.2)	9.5	(1.5)
Income tax benefit	(1.0)	(0.4)	(0.1)	(1.0)
Net income (loss)	19.7	0.2	9.6	(0.5)
Comprehensive income (loss), net of tax:
Foreign currency translation adjustments	3.6	(0.8)	4.8	(1.9)
Comprehensive income (loss)	$23.3	$(0.6)	$14.4	$(2.3)
Net income (loss) per share
Basic	$0.16	$0.00	$0.08	$0.00
Diluted	$0.03	$(0.10)	$(0.02)	$(0.20)
Weighted average common shares outstanding
Basic	126,072,603	123,718,797	125,578,780	123,417,353
Diluted	140,294,291	141,927,750	140,589,807	143,200,221
__________________________
(1)Amounts may not sum due to rounding.

The Beauty Health Company
Condensed Consolidated Balance Sheets (1)
($ in millions)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$212.0	$370.1
Accounts receivable, net	25.0	27.6
Inventories	59.2	69.1
Income tax receivable	2.1	0.8
Prepaid expenses and other current assets	7.8	9.5
Total current assets	306.1	477.1
Property and equipment, net	3.7	6.0
Right-of-use assets, net	11.5	13.6
Intangible assets, net	43.5	47.5
Goodwill	126.3	123.5
Deferred income tax assets, net	3.2	3.9
Other assets	13.3	14.1
TOTAL ASSETS	$507.6	$685.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23.0	$21.9
Accrued payroll-related expenses	15.0	17.6
Lease liabilities, current	5.2	5.1
Income tax payable	2.7	3.4
Other accrued expenses	13.6	20.0
Total current liabilities	59.4	68.2
Lease liabilities, non-current	8.5	10.8
Deferred income tax liabilities, net	0.2	0.4
Warrant liabilities	0.3	0.5
Convertible senior notes, net	363.1	552.2
Other long-term liabilities	2.0	1.8
TOTAL LIABILITIES	$433.6	$633.9

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	574.5	566.7
Accumulated other comprehensive loss	(2.2)	(7.0)
Accumulated deficit	(498.3)	(508.0)
Total stockholders’ equity	$74.0	$51.8
LIABILITIES AND STOCKHOLDERS’ EQUITY	$507.6	$685.7
__________________________
(1)Amounts may not sum due to rounding.

The Beauty Health Company
Condensed Consolidated Statement of Cash Flows (1)
($ in millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash, cash equivalents, and restricted cash at beginning of period	$370.1	$523.0
Operating activities:
Net income (loss)	9.6	(0.5)
Non-cash adjustments:	4.6	23.2
Change in operating assets and liabilities:
Accounts receivable	2.3	10.5
Inventories	9.1	(6.6)
Prepaid expenses, other current assets, and income tax receivable	0.6	6.3
Accounts payable, accrued expenses, and income tax payable	(9.7)	(38.7)
Other, net	(3.8)	(4.8)
Net cash provided by (used for) operating activities	12.6	(10.7)
Net cash used for investing activities	(2.7)	(3.8)
Net cash used for financing activities	(173.6)	(157.4)
Net change in cash, cash equivalents, and restricted cash	(163.7)	(171.9)
Effect of foreign currency translation	5.6	(1.6)
Cash, cash equivalents, and restricted cash at end of period	$212.0	$349.5
__________________________
(1)Amounts may not sum due to rounding.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2025	2024	2025	2024
Net sales	$78.2	$90.6	$147.8	$172.0

Gross profit	$49.1	$40.9	$97.7	$89.3
Gross margin	62.8%	45.2%	66.1%	51.9%

Adjusted to exclude the following:
Depreciation expense	0.2	0.4	0.4	0.9
Amortization expense	2.1	3.3	3.1	6.5
Share-based compensation expense	0.1	0.1	0.3	(0.3)
Adjusted gross profit	$51.5	$44.8	$101.6	$96.4
Adjusted gross margin	65.9%	49.4%	68.7%	56.1%
__________________________
(1)Amounts may not sum due to rounding.

The following table reconciles net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2025	2024	2025	2024
Net sales	$78.2	$90.6	$147.8	$172.0

Net income (loss)	$19.7	$0.2	$9.6	$(0.5)
Adjusted to exclude the following:
Benefit for income taxes	(1.0)	(0.4)	(0.1)	(1.0)
Depreciation expense	0.7	2.7	2.6	5.4
Amortization expense	4.7	6.3	9.0	12.1
Share-based compensation expense	5.3	6.5	8.8	13.1
Interest expense	4.1	2.5	6.6	5.5
Interest income	(3.2)	(4.2)	(6.2)	(9.6)
Other income, net	(18.1)	(17.3)	(18.2)	(33.4)
Change in fair value of warrant liabilities	0.2	(4.0)	(0.1)	(2.6)
Foreign currency (gain) loss, net	(4.5)	1.1	(6.3)	2.4
Litigation related costs	5.0	0.6	11.9	1.2
Go-to-Market restructuring	0.2	—	3.0	—
Severance, restructuring and other	0.6	0.9	0.6	2.4
Adjusted EBITDA	$13.9	$(5.2)	$21.2	$(4.8)
Adjusted EBITDA margin	17.8%	(5.7)%	14.3%	(2.8)%
__________________________
(1)Amounts may not sum due to rounding.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a medtech meets beauty company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies, and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in nanoneedling and microneedling, and Keravive™ in scalp health. Together, with our powerful global community of estheticians, partners, and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC such as on a Quarterly Report on Form 10-Q. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
Investors: IR@beautyhealth.com
Press: Press@beautyhealth.com